MCCARTER & ENGLISH, LLP
ATTORNEYS AT LAW
FOUR GATEWAY CENTER
IOO MULBERRY STREET
P.O. BOX 652
NEWARK, NJ O71O1-O652
(973) 622-4444
 TELECOPIER (973) 624-7O7O

CHERRY HILL, NJ	BOCA RATON, FL
NEW YORK, NY	WILMINGTON, DE
PHILADELPHIA, PA

February 22, 2002

Perficient, Inc.
7600-B North Capital of Texas Highway
Austin, Texas 78731

Ladies and Gentlemen:

        In connection with the registration of up to 4,308,542 shares (the "Shares") of common stock, par value $0.001, of Perficient, Inc., a Delaware corporation, on the registration statement (the "Registration Statement") on Form S-4 (File No. 333-73466) under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

        Based on the foregoing, it is our opinion that, when sold as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,
/s/ McCarter & English, LLP
McCarter & English, LLP